SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 24, 2006

NATURAL RESOURCE PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-31465	35-2164875
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation or organization)	Number)	Identification No.)

601 Jefferson, Suite 3600
Houston, Texas
(Address of principal executive	77002
offices)	(Zip code)
Registrant’s telephone number, including area code: (713) 751-7507
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Purchase and Sale Agreement
Press Release

Item 1.01. Entry into a Material Definitive Agreement.
On November 24, 2006, NRP (Operating) LLC, a wholly owned subsidiary of Natural Resource Partners L.P., signed a definitive agreement to acquire the D.D. Shepard property from The Andrew W. Mellon Foundation for $110 million in cash. The partnership expects to close the acquisition in early December with an effective date of December 1, and will fund the transaction through its credit facility.
The D.D. Shepard property consists of nearly 25,000 acres of land containing in excess of 80 million tons of coal reserves. The property, primarily located in Boone County, West Virginia adjacent to other NRP property, has both metallurgical and steam coal reserves, gas reserves and surface and timber. Over 90% of the property is owned in fee most of which is contiguous. Coal produced from the property can be shipped on CSX railroad and Norfolk Southern. The majority of the coal reserves are leased to Peabody Energy, while the majority of the gas reserves are leased to Dominion Exploration and Production.
The Purchase and Sale Agreement is attached to this Form 8-K as Exhibit 10.1 and the press release announcing the agreement is attached to this Form 8-K as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated as of November 24, 2006, by and between NRP (Operating) LLC and The Andrew W. Mellon Foundation.

99.1	Press Release dated November 27, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P.
(Registrant)

By:	NRP (GP) LP
its General Partner

By:	GP Natural Resource Partners LLC
its General Partner

/s/ Wyatt L. Hogan
Wyatt L. Hogan
Vice President and General Counsel
     Dated: November 27, 2006

Exhibit Index

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated as of November 24, 2006, by and between NRP (Operating) LLC and The Andrew W. Mellon Foundation.

99.1	Press Release dated November 27, 2006